Exhibit 23.2
Consent of Independent Auditors
We consent to the inclusion in Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-170667) of RealPage, Inc. of our report dated November 12, 2010, relating to our audits of the consolidated financial statements of IAS Holdings, LLC as of and for the years ended December 31, 2009 and 2008, which appear in the Form S-1 Registration Statement of RealPage, Inc.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.
Elliott Davis, LLC
Greenville, South Carolina
November 29, 2010